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
                                                                                     EXHIBIT 11

                          THE SOUTHLAND CORPORATION AND SUBSIDIARIES

                        STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                            (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                          CALCULATION OF EARNINGS PER COMMON SHARE


                                                                 YEAR ENDED DECEMBER 31
                                                          ------------------------------------
                                                             1996         1995         1994
                                                          -----------  -----------  -----------
Earnings before extraordinary gain .....................  $   89,476   $  167,594   $   91,996
Add interest on Convertible Debt, net of tax ...........       8,297        1,093         -
                                                          -----------  -----------  -----------
Earnings before extraordinary gain applicable to
  common stock and equivalents outstanding..............      97,773      168,687       91,996
Extraordinary gain .....................................        -         103,169         -
                                                          -----------  -----------  -----------
Net earnings applicable to common stock and equivalents
  outstanding...........................................  $   97,773   $  271,856   $   91,996
                                                          ===========  ===========  ===========

Weighted average number of common shares outstanding....     409,923      409,923      409,923
Weighted average number of common shares issuable upon
  exercise of stock options.............................          74         -            -
Weighted average number of common shares issuable upon
  conversion of Convertible Debt .......................      72,112        6,811         -
                                                          -----------  -----------  -----------
Weighted average number of common shares and
  equivalents outstanding...............................     482,109      416,734      409,923
                                                          ===========  ===========  ===========

Earnings per common share and equivalents (Primary
  and Fully Diluted):
      Before extraordinary gain.........................      $ .20        $ .40        $ .22
      Extraordinary gain ...............................        -            .25          -
                                                              ------       ------       ------
      Net earnings .....................................      $ .20        $ .65        $ .22
                                                              ======       ======       ======
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                                                Tab 6